Exhibit 2.02

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser in your jurisdiction.

This Form of Acceptance should be read in conjunction with the accompanying Offer Document dated 25 January 2008. Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form of Acceptance.

If you sell or have sold or otherwise transferred all of your Superscape Shares, please forward the Offer Document and the accompanying reply-paid envelope but not this personalised Form of Acceptance as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for onward transmission to the purchaser or transferee. However, these documents should not be forwarded or transmitted in or into any jurisdiction where such act would constitute a violation of the relevant laws of such jurisdiction. If you have sold or otherwise transferred only part of your holding of Superscape Shares, you should retain these documents and consult the stockbroker, bank or other agent through which the sale or transfer was effected.

The availability of the Offer to persons not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdictions. Such persons should inform themselves about, and observe, any applicable requirements of those jurisdictions.

Further information for overseas shareholders is set out in paragraph 14 of the letter from the Offeror in Part II of the Offer Document. Any person (including nominees, trustees or custodians) who would, or otherwise intends to, forward this document and/or any related document to any jurisdiction outside the United Kingdom or the United States should read that paragraph before taking any action.

FORM OF ACCEPTANCE AND AUTHORITY
Recommended Cash Offer by
Glu Mobile Inc.

for

Superscape Group plc
Acceptances of the Offer must be received by 3.00 p.m.
(London time)
 on 15 February 2008

ACTION TO BE TAKEN

•               To accept the Offer complete this Form of Acceptance on page 3 by following the instructions and notes for guidance set out on pages 2 and 4. In particular, please sign Box 3 on page 3 of this Form of Acceptance in the presence of a witness who must also sign in Box 3 and state his or her name and address.

•               If your Superscape Shares are in certificated form (that is, not in CREST), return this Form of Acceptance, duly completed, signed and accompanied by your share certificate(s) and/or other document(s) of title, by post or by hand (during normal business hours only) to Capita Registrars, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU as soon as possible, but in any event so as to arrive no later than 3.00 p.m. (London time) on 15 February 2008. A reply-paid envelope is enclosed for documents lodged by post from within the United Kingdom.

•               If your Superscape Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent, you should complete and sign this Form of Acceptance and arrange for it to be lodged by such agent, together with the relevant share certificate(s) and/or other document(s) of title, unless your share certificate(s)

and/or other document(s) of title is/are not readily available, in which case please refer to note 5 on page 4 of this Form of Acceptance. If your share certificate(s) and/or other document(s) of title is/are lost, please refer to note 6 on page 4 of this Form of Acceptance.

•               Please read Parts B and C of Appendix I to the Offer Document, the terms of which are incorporated into and form part of this Form of Acceptance.

•               If you hold Superscape Shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.

•               This Form of Acceptance must only be used to accept the Offer in respect of certificated Superscape Shares. Acceptances in respect of Superscape Shares held in uncertificated form (that is, in CREST) must be made through CREST as set out in paragraph 15(d) of Part II of the Offer Document.

•               Your acceptance of the Offer is on the terms and subject to the conditions contained in the Offer Document and in this Form of Acceptance. A Form of Acceptance contained in an envelope postmarked in Canada, Australia or Japan or any other jurisdiction where to accept the Offer would constitute a violation of the relevant laws of such jurisdiction or otherwise appearing to Glu Mobile Inc. or its agents to have been sent from Canada, Australia or Japan or any such jurisdiction may be treated by Glu Mobile Inc. as being an invalid acceptance of the Offer.

If you are in any doubt as to how to complete this Form of Acceptance, please telephone Capita Registrars between 9.00 a.m. and 5.00 p.m. (London time) Monday to Friday (except UK public holidays) on 0871 664 0321 from within the UK or +44 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute (including VAT) plus your service provider’s network extras. Calls to the helpline from outside the UK will be charged at applicable international rates. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Offer nor give any financial, legal or tax advice.

DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE.

HOW TO COMPLETE THIS FORM OF ACCEPTANCE

PLEASE MAKE SURE YOUR ACCEPTANCE IS RECEIVED BY 3.00 P.M. (LONDON TIME) ON 15 FEBRUARY 2008

The provisions of Parts B and C of Appendix I to the Offer Document are incorporated into and form part of this Form of Acceptance.

1

To accept the Offer, insert in Box 1 the total number of certificated Superscape Shares for which you wish to accept the Offer. You must also sign Box 3 in accordance with the instructions set out below, which will constitute your acceptance of the Offer and, if appropriate, complete Box 2, Box 4 and/or Box 5 . If no number, or a  number greater than your entire holding of certificated Superscape Shares, is inserted in Box 1 and you have signed Box 3 in accordance with the instructions set out herein, you will be deemed to have accepted the Offer in respect of your entire holding of certificated Superscape Shares (being the entire holding under the name and address specified in Box 1 or inserted in Box 2).

Complete here

2

FULL NAME(S) AND ADDRESSES

Only complete Box 2  in BLOCK CAPITALS with the full name and address of the sole or first-named registered holder, together with the full names of all other joint holders, (if any) if the details in Box 1 are not correct or there are not any details present. If the acceptance is not made by the registered holders(s), insert in Box 2 the names(s) of the person(s) making the acceptance and state their capacity (eg. executor). Your attention is also drawn to Box 5. Unless you complete Box 5, the address of the sole or first-named registered holder shown in Box 1 or, if applicable, in Box 2 is the address to which the consideration due to you under the offer will be sent. If you insert in Box 2 an address in Canada, Australia or Japan or any other jurisdiction where to accept the Offer would constitute a violation of the relevant laws of such jurisdiction, you must insert an alternative address in Box 5 outside Canada, Australia or Japan or such other jurisdiction where failure to accept the Offer would constitute a violation of the relevant laws of such jurisdiction.

Complete here

3

SIGNATURE(S)

To accept the Offer, you must sign Box 3 regardless of which other Boxes you complete. In the case of joint holders, all joint holders must sign. Each individual holder must sign in the presence of an independent witness. The witness must be over 18 years of age and must not be one of the joint holders. The same witness may witness each signature of the joint holders. If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) making the acceptance. Any person making an acceptance on behalf of a registered holder should deliver evidence of his/her authority in accordance with the notes on page 4. A body corporate incorporated in England and Wales may execute this Form of Acceptance under its seal, which should be affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act 1985 applies may execute this Form of Acceptance by a director and the company secretary, or by two directors of the company, signing the Form of Acceptance. If you sign Box 3 without putting “NO” in Box 4, you are deemed to have represented and warranted in the terms of the Offer Document. Please see the further notes on page 4.

Sign here

4

OVERSEAS SHAREHOLDERS

If you are unable to give the representations and warranties set out in paragraph (c) of Part C of Appendix I to the Offer Document, YOU MUST PUT ‘‘NO’’ IN BOX 4. If you put ‘‘NO’’ in Box 4 then, unless Glu Mobile Inc. exercises the right to treat your acceptance as valid you will be deemed not to have validly accepted the Offer. If you do not put ‘‘NO’’ in Box 4 you will be deemed to have given such representations and warranties.

Complete here

5

ALTERNATIVE ADDRESS

If you are unable to give the representations and warranties set out in paragraph (c) of Part C of Appendix I to the Offer Document, YOU MUST PUT ‘‘NO’’ IN BOX 4. If you put ‘‘NO’’ in Box 4 then, unless Glu Mobile Inc. exercises the right to treat your acceptance as valid you will be deemed not to have validly accepted the Offer. If you do not put ‘‘NO’’ in Box 4 you will be deemed to have given such representations and warranties.

Complete here

PLEASE COMPLETE IN BLOCK CAPITALS

1

TO ACCEPT THE OFFER       BOX 1

Complete Box 1 (and, if appropriate Box 2, Box 4 and/or Box 5 ) and sign Box 3 in the presence of a witness who must sign and print his/her name and address where indicated. Insert in Box 1 the total number of certificated Superscape Shares for which you wish to accept the Offer.

Total number of certificated Superscape Shares for which you are accepting the Offer

2

BOX 2

First-named registered holderForename(s)
(Mr./Mrs/Miss/Title)
Surname
Address	Postcode

Second-named registered holder
Forename(s)
(Mr./Mrs/Miss/Title)
Surname

Third-named registered holder
Forename(s)
(Mr./Mrs/Miss/Title)
Surname

Fourth-named registered holder
Forename(s)
(Mr./Mrs/Miss/Title)
Surname

3

SIGN HERE TO ACCEPT THE OFFER

Execution by individuals	BOX 3

Signed as a deed by each registration holder:

1.

2.

3.

4.

Witnessed by (the witness must be a person who is over 18 years of age and not another joint holder. The same witness may witness on behalf of all or any registered holders):

1. Name

Signature

2. Name

Signature

3. Name

Signature

4. Name

Signature

Address

Address

Address

Address

Important: Each registered holder who is an individual must sign in the presence of an independent witness (over 18 years of age) who must also sign and print his name and address where indicated. In the case of joint registered holders, all must sign.

Execution by a company

Executed as a deed by/under the common seal of the company named on the right:

in the presence of/acting by:

Signature of director

*Signature of director/secretary
*delete as appropriate

Name of company

Name of director

Name of director/company secretary
Affix seal here

4

OVERSEAS SHAREHOLDERS  BOX 4

Please put ‘‘NO’’ in Box 4 if you are unable to give the representations and warranties relating to overseas shareholders in paragraph (c) of Part C of Appendix I to the Offer Document.

5

ALTERNATIVE ADDRESS       BOX 5

The Address of the person or agent ouside Canada, Australia or Japan or any other jurisdiction to which consideration and/or other documents is/are to be sent if not that set out in Box 1 or, if appropriate, Box 2 above.

Name
Address

Postcode

PLEASE ENSURE YOU ENCLOSE YOUR SHARE CERTIFICATE(S) WITH THIS FORM OF ACCEPTANCE

ADDITIONAL NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM OF ACCEPTANCE

In order to be effective, this Form of Acceptance must, except as mentioned below, be signed by the registered holder or, in the case of a joint holding, by ALL the joint holders or under a power of attorney. A body corporate incorporated in England and Wales may execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act 1985 applies may execute this Form of Acceptance by a director and the company secretary or by two directors signing this Form of Acceptance and inserting the name of the company above their signatures. Each such person signing this Form of Acceptance should state the office which he/she holds in the relevant company.

In order to avoid inconvenience and delay, the following points may assist you:

1.         If a holder is away from home (e.g. abroad or on holiday):

Send this Form of Acceptance by the quickest means (e.g. airmail but not in or into Canada, Australia or Japan or any other jurisdiction, if to do would constitute a violation of the relevant laws of such jurisdiction) to the holder for execution or, if he has executed a power of attorney, have this Form of Acceptance signed by the attorney in the presence of a witness who must also sign this Form of Acceptance. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this Form of Acceptance. No other signatures are acceptable.

2.         If you have sold or transferred all, or wish to sell or transfer part, of your holding of Superscape Shares:

If you have sold or transferred all of your Superscape Shares, you should send the accompanying Offer Document but not the personalised Form of Acceptance at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. If your Superscape Shares are in certificated form, and you wish to sell or transfer part of your holding of Superscape Shares and to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by 15 February 2008, you should ensure that the stockbroker, bank or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of Superscape’s registrars, Capita Registrars, in respect of the balance of your holding of Superscape Shares.

3.         If the sole holder has died:

A grant of probate or letters of administration must be obtained in respect of the relevant Superscape Shares. If the grant of probate or letters of administration has/have been registered with Superscape’s registrars, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder each in the presence of an independent witness who must also sign this Form of Acceptance. This Form of Acceptance should then be lodged with Capita Registrars at the address given on the cover page of this Form of Acceptance, together with the relevant share certificate(s) and/or other document(s) of title.

If the grant of probate or letters of administration has/have not been registered with Superscape’s registrars, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance and forward it to Capita Registrars at the address given on the cover page of this Form of Acceptance, together with the relevant share certificate(s) and/or other document(s) of title. However, once obtained, the grant of probate or letters of administration must be lodged before the consideration due under the Offer can be forwarded to the personal representative(s).

4.         If one of the joint holders has died:

This Form of Acceptance is valid if signed by the surviving holder(s) (each in the presence of an independent witness) and lodged with the share certificate(s) and/or other document(s) of title and, in all cases, death certificate(s), and an office copy grant of probate or letters of administration of the deceased holder. These documents will be returned as directed.

5.         If your Superscape Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent:

(a)               If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Form of Acceptance and, if the certificate(s) is/are readily available, arrange for this Form of Acceptance to be lodged by such agent with Capita Registrars at the address given on the cover page of this Form of Acceptance, accompanied by the share certificate(s) and/or other document(s) of title.

(b)              If the certificate(s) is/are not readily available, lodge this Form of Acceptance with Capita Registrars at the address given on the cover page of this Form of Acceptance, duly completed together with a note saying e.g. “certificate(s) to follow”, and arrange for the certificate(s) to be forwarded as soon as possible thereafter. It will be helpful for your agent to be informed of the full terms of the Offer.

6.         If your Superscape Shares are in certificated form and you have lost any of your share certificate(s) and/or other document(s) of title:

Complete and execute this Form of Acceptance and lodge it, as to arrive no later than 3.00 p.m. (London time) on 15 February 2008 together with a letter of explanation and any share certificate(s) and/or other document(s) of title which are available, to Capita Registrars at the address given on the cover page of this Form of Acceptance. At the same time you should write to Superscape’s registrars Capita

Registrars, requesting a letter of indemnity for the lost share certificate(s) and/or other document(s) of title. When completed in accordance with the instructions given, you should return the letter of indemnity to Capita Registrars at the address given on the cover page of this Form of Acceptance.

7.         If the Form of Acceptance is signed under a power of attorney:

The completed Form of Acceptance, together with any share certificate(s) and/or other document(s) of title, should be lodged with Capita Registrars at the address set out on the cover page of this Form of Acceptance, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor). The power of attorney will be duly noted by Capita Registrars and returned as directed.

8.         If your full name or other particulars differ from those appearing on your share certificate:

(a)               Incorrect name e.g.:

Name on the certificate(s)	John Smith
Correct name	John Smyth

complete this Form of Acceptance with the correct name and lodge it, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the certificate and the person who has signed this Form of Acceptance are one and the same.

(b)              Incorrect address: insert the correct address in Box 2 of this Form of Acceptance.

(c)               Change of name: lodge your marriage certificate or the deed poll with this Form of Acceptance for noting. These documents will be returned as directed.

9.         If you are outside the United Kingdom or the United States:

The attention of overseas shareholders is drawn to paragraph 5 of Part B of Appendix I to the Offer Document.

Without prejudice to Parts B and C of Appendix I to the Offer Document, Glu Mobile Inc. and/or its agents reserve the right (subject to the Code) to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title.

10.  Payment of consideration:

The consideration payable under the Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or by hand (during normal business hours) to Capita Registrars at the address set out on the cover page of this Form of Acceptance.

11.  Incomplete Forms:

Without prejudice to Parts B and C of Appendix I to the Offer Document, Glu Mobile Inc. and/or its agents reserve the right (subject to the Code) to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title. In either event, no consideration due under the Offer will be sent until after the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Glu Mobile Inc. have been received.